SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               AMENDMENT NO. 1 TO
                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest reported): September 26, 2001

                                 Liquidix, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Florida
                 (State or Other Jurisdiction of Incorporation)

                 333-69686                           11-3331350
          (Commission File Number)       (IRS Employer Identification No.)

         16929 E. Enterprise Drive, #206, Fountain Hills, Arizona 85268
               (Address of Principal Executive Offices)(Zip Code)

                                 (480) 816-6140
              (Registrant's Telephone Number, Including Area Code)

                              Learners World, Inc.
                                  369 Avenue U
                            Brooklyn, New York 11223
          (Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1. Changes in Control of Registrant

On September 26, 2001 (the "Effective Date"), pursuant to a Stock Purchase Agreement and Share Exchange between Learners World, Inc. (k/n/a Liquidix, Inc.) ("Learners World" or the "Company"), a Florida corporation and Liquidics, Inc. ("Liquidics") a Nevada corporation, the Company acquired all of the shares of Advanced Fluid Systems, Inc. ("Advanced Fluid") from Liquidics. Pursuant to the terms of the Agreement, Liquidics sold Advanced Fluid to Learners World and paid $400,000 to Learners World in consideration for the issuance of 27,000,000 Learners World shares to the Liquidics shareholders. Pursuant to the Agreement, Advanced Fluid became a wholly owned subsidiary of the Company.

On the closing date October 5, 2001, Liquidics paid $200,000 to Learners World, delivered all 10,352,961 of the issued and outstanding shares of Advanced Fluid to Learners World and received 12,000,000 Learners World shares. The balance of $200,000 is to be paid by Liquidic's to the Company within 45 days of the closing and upon receipt of the balance, Learners World will release an additional 15,000,000 of its shares to Liquidics. Until the balance of $200,000 is paid, Salvatore Casaccio shall have voting power for 15,000,000 of the 27,000,000 shares giving him a majority of the shares of Learners World.

Pursuant to the terms of the Agreement, Salvatore Casaccio resigned as the sole director of the Company and the following individuals were appointed to the Company's Board of Directors: Perry Barker, Jenelle A. Ray, Douglas Brooks and Harold Davis. In addition, Mr. Casaccio resigned as President and Chief Executive Officer and the following individuals were named as officers of the
Company:

         Perry E. Barker- President
         Jenelle A. Ray-Vice President, Secretary and Treasurer
         Douglas Brooks-Vice President-Technical

The Acquisition was approved by the unanimous consent of the Board of Directors of the Company and Liquidics on September 26, 2001.

 The following table sets forth information regarding the beneficial ownership of the shares of the Common Stock (the only class of shares previously issued by the Company) at October 10, 2001, by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding shares of Common Stock, (ii) each director of the Company, (iii) the executive officers of the Company, and (iv) by all directors and executive officers of the Company as a group, prior to and upon completion of this Offering. Each person named in the table, has sole voting and investment power with respect to all shares shown as beneficially owned by such person and can be contacted at the address of the Company.

                         NAME OF                          SHARES OF
TITLE OF CLASS           BENEFICIAL OWNER                 COMMON STOCK          PERCENT OF CLASS
--------------           ----------------                 ------------          ----------------
Common                   Liquidics, Inc.                   27,000,000                    91.68%

Common                   Perry Barker                              (a)                      (a)

Common                   Jenelle Ray                               (b)                      (b)

Common                   Douglas A. Brooks                         (c)                      (c)

DIRECTORS AND
OFFICERS AS A
GROUP                                                              (d)                      (d)

(a) Mr. Perry Barker, an Officer and Director of the Company, does not directly own any shares of the Company. However, Mr. Barker is a six (6%) shareholder of Liquidics, Inc. which owns 27,000,000 shares of the Company subject to Mr. Casaccio's voting power over 15,000,000 shares until the balance of $200,000 is paid.

(b) Ms. Jenelle Ray, an Officer and Director of the Company, does not directly own any shares of the Company. However, Ms. Ray is a six (6%) percent shareholder of of Liquidics, Inc. which owns 27,000,000 shares of the Company subject to Mr. Casaccio's voting power over 15,000,000 shares until the balance of $200,000 is paid.

(c) Mr. Douglas Brooks, an Officer and Director of the Company, does not directly own any shares of the Company. However, Mr. Brooks is an eight (8%) shareholder of Liquidics, Inc. which owns 27,000,000 shares of the Company subject to Mr. Casaccio's voting power over 15,000,000 shares until the balance of $200,000 is paid.

(d) As set forth above, the Officers and Directors of the Company did not directly own any shares of the Company, but collectively own 20% of Liquidics, Inc. which owns 27,000,000 shares of the Company subject to Mr. Casaccio's voting power over 15,000,000 shares until the balance of $200,000 is paid.

The following is a biographical summary of the directors and officers of the
Company:

PERRY E. BARKER, 53, has been President of the Company since September 26, 2001. He has served as Sales and Marketing Manager of Advanced Fluid Systems, London UK since 1996 where his responsibilities focused on international sales and marketing in the Americas and Asia. He has managed direct and indirect sales resources selling to the OEM, end use semiconductor and vacuum industries. From 1994 to 1996 he was a regional sales manager for Balzers in Dallas, Texas. At Balzers he sold capital equipment, components and instrumentation and managed key OEM, and semiconductor end user accounts. From 1991 to 1994 he was the national sales manager for Advanced Vacuum Components in Mountain View, California where he managed a national sales network direct sales and independent agents selling to OEMs, semiconductor manufacturers and vacuum end users. Mr. Barker received his B.A. in Business from Mellon University and served as a Sergeant in the United States Marine Corp. Viet Nam Service.
His professional affiliations include SEMI and the American Vacuum Society.

JENELLE RAY, 50, has served as Vice President, Secretary and Treasurer of the Company since September 26, 2001. She served as the Chief Financial Officer and Vice President of Liquidics and its subsidiaries since 1999. From 1996 to 1999, Ms. Ray served as General Ledger Accountant for World Wide Insurance Brokerage LLC where she prepared monthly financial statements, all journal entries, reconciliations and prepared payroll along with applicable federal and state payroll tax reports. From 1995 to 1996 she was General Ledger Accountant for Premier Administrators, Limited where she prepared monthly financial statements and the unearned premium report and deferred commission reports as well as preparing payroll with applicable federal and state payroll tax reports. From 1990 to 1994 she was a partner at Ray and Associates, LLP where she performed all accounting functions for clients including the preparation of client financial statements and state and federal individual, partnership, corporate estate and trust tax returns. Ms. Ray received her Master of Science in Taxation at the Arizona State University and her BBA in Accounting from Southwest Texas State University. In addition she possesses licenses from the Arizona State Board of Accountancy and Texas State Board of Public Accountancy.

DOUGLAS A. BROOKS, 45, has served as Technical Vice President of the Company since September 26, 2001. He has served as Technical Director of Advanced Fluid Systems Limited since 1991 where his responsibilities included all aspects of product development, manufacture and strategic direction. Mr. Brooks performed research for future product development, all technical matters, design philosophy, product manufacture, sub-contract work, after sales services and financial control fo the product line. He developed the current product lines based on "smart" materials in which properties can be controlled by either and electric or a magnetic field. He managed a staff of seven professionals in the areas of marketing, mechanical design, chemistry, electronic and controls systems. Mr. Brooks received his Ph.D. from Imperial College of Science and Technology, Master of Science in Engineering at University College of North Wales, B.S. in Mechanical Engineering at Portsmouth Polytechnic. Membership of Professional Bodies include Member of the Institute of Mechanical Engineers; Member of the British Society of Rheology and Member of the Institute of Physics
(USA).

The Directors named above will serve until the next annual meeting of the shareholders of the Company in the year 2002. Directors will be elected for one year terms at each annual shareholder's meeting. Officers hold their positions at the appointment of the Board of Directors.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Pursuant to the Acquisition Agreement, the Company acquired one hundred percent (100%) of the issued and outstanding shares of common stock (Common Stock) of Advanced Fluid from Liquidics for 27,000,000 shares of $0.001 par value common stock of the Company and the payment of $400,000 from Liquidics to the Company. Pursuant to the Agreement, Advanced Fluid became a wholly owned subsidiary of the Company

Liquidix is a 96% owner of a British Company, Advanced Fluid Systems, Ltd.
(AFS). AFS currently is in the industrial products business selling to the semiconductor industry, the vacuum industry and original equipment manufacturers. The Company plans to enhance service to its U.S. customers by setting up and operating a facility in Scottsdale, Arizona in addition to the one currently located in London, England. The Company also plans to set a new division to take advantage of it's technology in the consumer products market, and set up a production facility for the licensed technology in silicon chip processing.

Industrial product

Ferrofluid seals are the present industrial products that the company markets to the industries. The Silicon Valley motto is, "if it moves I don't want it". This attitude is formed due to the propensity of moving parts to wear out. The ferrofluid seal uses a magnetic fluid to form the seal normally provided by an o'ring. While the present product marketed by the company does not eliminate moving parts and wear, its offers a paradyne shift in type of movement by lessening contact between moving parte. This product has been manufactured and sold for at least twenty years.

In the last few years the Company has developed a new product that has gained wide acceptance in the market. Using the basis of the original ferrofluid seal and the customer's needs, the company is manufacturing a Drivethru(R). The Drivethru(R) is a complete plug and go system. Basically what the Company has done is to take a ferrofluid seal and attach a motor and encoder to it so that the customer does not have to do it himself. The seal is already programmed to do the motions that the customer has specified for his application. This process eliminates a lot of time consuming functions for the customer. The customer knows that when the seal is in his possession, he does not have to worry with electrical wires and software before it is operational.

Consumer product

The Consumer product is an active damper "controllable fluid", which senses shock and changes the viscosity of the fluid in the damper to produce an "EZ-Ride". A worldwide patent has been granted to AFS for this technology. The Penske Formula One Racing Team is currently testing twelve-inch long models of the "EZ-Ride" damper. The Company plans to enter the business of supplying bicycle forks for the estimated 13 million unit mountain bike market and then expand to snowmobiles, motor cycles and other recreational and sports vehicles. There are also numerous other uses besides recreation for the damper technology. The "controllable fluid" can be used for seismic event mitigation to help alleviate earthquake and natural disaster damage. The fluid can also be used in artificial limbs and in blade dampers for the rotors of helicopters.

Silicon Chip Processing

The Company has licensed a new method of processing silicon chips. This process lowers the cost of preparing the chip for electronics installation, reduces the size of the chip and dissipates a large portion of the heat from the finished chip. Several large silicon chip manufacturers including Ma Labs and Intel Corp. are presently studying this process. Test data is being developed that will allow marketing to begin shortly. The primary initial market will be for cellular telephone companies.

Item 7. Financial Statements and Exhibits.

(a) Financial statements of parent company of businesses acquired

                                 LIQUIDICS, INC.
                      (FORMERLY FUTURE PROJECTS IV, CORP.)
                           CONSOLIDATED BALANCE SHEETS
                           September 30, 2001 and 2000
                                   (Unaudited)

                                     ASSETS

                                                                           2001                  2000
                                                                      ----------------      ----------------
Current Assets:
     Cash and cash equivalents                                               $ 89,631              $ 84,773
     Accounts receivable, net                                                 804,877                     -
     Notes receivable                                                               -               295,000
     Inventory                                                                456,975                     -
                                                                      ----------------      ----------------
              Total Current Assets                                          1,351,483               379,773
                                                                      ----------------      ----------------

Property and equipment                                                        110,263                 3,691
                                                                      ----------------      ----------------
Other Assets:
     Deposits                                                                   7,500                15,015
     Prepaid expenses                                                          26,831                28,631
     License agreement                                                        500,000               500,000
     Goodwill                                                               1,768,806                65,500
                                                                      ----------------      ----------------
                                                                            2,303,137               609,146
                                                                      ----------------      ----------------
              Total Assets                                                $ 3,764,883             $ 992,610
                                                                      ================      ================

                      See the Accompanying Notes to These
                       Consolidated Financial Statements

                                 LIQUIDICS, INC.
                      (FORMERLY FUTURE PROJECTS IV, CORP.)
                     CONSOLIDATED BALANCE SHEETS (Continued)
                           September 30, 2001 and 2000
                                   (Unaudited)

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
     Accounts payable                                                         $ 439,973               $ 2,854
     Notes payable - current                                                     88,875                     -
     Obligation under capital lease - current                                     3,060                     -
     Accrued liabilities                                                        338,456                 3,011
                                                                        ----------------      ----------------

              Total Liabilities                                                 870,364                 5,865
                                                                        ----------------      ----------------

Minority interest:                                                               18,033                     -
                                                                        ----------------      ----------------

Commitments:                                                                          -                     -

Stockholders' Equity:
     Class A Preferred Stock - $.001 par value; 15,000,000 shares authorized,
        50,500 and 1,200,000 shares issued;
        none and 1,120,000 shares outstanding, respectively                          51                 1,200
     Common Stock - $.001 par value; 60,000,000 shares authorized, 10,331,510 and 5,392,500 shares issued;
        9,539,010 and 3,292,500 shares outstanding, respectively                 10,332                 5,393
     Additional paid in capital                                               3,608,639             1,220,348
     Accumulated deficit                                                       (717,278)             (160,196)
     Foreign currency translation adjustment                                     25,242                     -
                                                                        ----------------      ----------------

                                                                              2,926,986             1,066,745
     Less: treasury stock at cost, 792,500 and 2,100,000
       common shares and 50,500 and 80,000 preferred shares,
       respectively                                                             (50,500)              (80,000)
                                                                        ----------------      ----------------
              Total Stockholders' Equity                                      2,876,486               986,745
                                                                        ----------------      ----------------
              Total Liabilities and Stockholders' Equity                    $ 3,764,883             $ 992,610
                                                                        ================      ================

                      See the Accompanying Notes to These
                       Consolidated Financial Statements

                                 LIQUIDICS, INC.
                      (FORMERLY FUTURE PROJECTS IV, CORP.)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
           For the Six Month Periods Ended September 30, 2001 and 2000
                                   (Unaudited)

                                                          2001                  2000
                                                     ---------------       ---------------
Sales                                                   $ 1,296,299                   $ -

Cost of Sales                                               754,754                     -
                                                     ---------------       ---------------

Gross Profit                                                541,545                     -

General & Administrative Expenses                           764,090               149,711
                                                     ---------------       ---------------

Loss from Operations                                       (222,545)             (149,711)
                                                     ---------------       ---------------

Other Income (Expenses)
   Interest Expense                                          (3,690)                    -
   Interest Income                                            1,020                   393
                                                     ---------------       ---------------

Total Other Income (Expense)                                 (2,670)                  393
                                                     ---------------       ---------------

Minority Interest                                             2,186                     -
                                                     ---------------       ---------------

Net Loss                                                 $ (223,029)            $(149,318)
                                                     ===============       ===============

Basic loss per common share                                 $ (0.02)              $ (0.05)
                                                     ===============       ===============

Weighted-average number of shares outstanding             9,539,010             3,292,500
                                                     ===============       ===============

                      See the Accompanying Notes to These
                       Consolidated Financial Statements

                                 LIQUIDICS, INC.
                      (FORMERLY FUTURE PROJECTS IV, CORP.)
            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                   (Unaudited)

                                           Preferred Stock    Common Stock  Treasury Stock
                                                Amount             Amount       Amount
                                           ------------------ ------------------  -----------------
Balance at April 1, 2000                   $     1,200     $     5,393    $        --

Issuance of treasury stock in relation
 to merger with Liquidics, Inc. Nevada
 and Delaware                                       --              --             --
Repurchase of preferred stock                       --              --        (80,000)
Net Loss                                            --              --             --
                                           -----------     -----------    -----------

Balance at September 30, 2000                    1,200           5,393        (80,000)

Issuance of preferred stock held
 in treasury for debt                               --              --         29,500
Issuance of common stock for debt                   --             337             --
Issuance of treasury stock for services             --              --             --
Acquisition of Advanced Fluid
 Systems Limited                                    --           3,453             --
Conversion of preferred to common               (1,149)          1,149             --
Net Loss                                            --              --             --
                                           -----------     -----------    -----------

Balance at March 31, 2001                           51          10,332        (50,500)

Foreign currency translation
 adjustment                                         --              --             --
Net Loss                                            --              --             --
                                           -----------     -----------    -----------

Balance at September 30, 2001              $        51     $    10,332    $   (50,500)
                                           ===========     ===========    ===========

                                              Additional                     Cummulative       Total
                                               Paid-In        Accumulated    Translation    Stockholders'
                                               Capital          Deficit        Account        Equity
                                           ----------------- ---------------  --------------- -----------------
Balance at April 1, 2000                   $ 1,220,348    $   (10,878)    $        --    $ 1,216,063

Issuance of treasury stock in relation
 to merger with Liquidics, Inc. Nevada
 and Delaware                                       --             --              --             --
Repurchase of preferred stock                       --             --              --        (80,000)
Net Loss                                            --       (149,318)             --       (149,318)
                                           -----------    -----------     -----------    -----------

Balance at September 30, 2000                1,220,348       (160,196)             --        986,745

Issuance of preferred stock held
 in treasury for debt                               --             --              --         29,500
Issuance of common stock for debt               49,663             --              --         50,000
Issuance of treasury stock for services        132,475             --              --        132,475
Acquisition of Advanced Fluid
 Systems Limited                             2,206,153             --              --      2,209,606
Conversion of preferred to common                   --             --              --             --
Net Loss                                            --       (334,053)             --       (334,053)
                                           -----------    -----------     -----------    -----------

Balance at March 31, 2001                    3,608,639       (494,249)             --      3,074,273

Foreign currency translation
 adjustment                                         --             --          25,242         25,242
Net Loss                                            --       (223,029)             --       (223,029)
                                           -----------    -----------     -----------    -----------

Balance at September 30, 2001              $ 3,608,639    $  (717,278)    $    25,242    $ 2,876,486
                                           ===========    ===========     ===========    ===========

                      See the Accompanying Notes to These
                       Consolidated Financial Statements

                                 LIQUIDICS, INC.
                      (FORMERLY FUTURE PROJECTS IV, CORP.)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
           For the Six Month Periods Ended September 30, 2001 and 2000
                                   (Unaudited)

                                                                      2001                  2000
                                                                 ----------------      ----------------
  Cash flows from operating activities:
     Net Loss                                                         $ (223,029)           $ (149,318)

     Adjustments to reconcile net loss to net cash provided (used) by operating activities:

         Depreciation and amortization                                   201,781                     -
         Change in foreign currency translation and
            non-cash activity                                             49,966                     -
         Minority interest                                                (2,186)                    -
     Changes in Assets and Liabilities:
         Accounts receivable                                              47,591                     -
         Inventory                                                        49,702                     -
         Prepaid expenses                                                    (20)              (28,631)
         Deposits                                                              -                42,485
         Accounts payable                                               (463,028)               (6,142)
         Accrued liabilities                                              95,965                (2,924)
                                                                 ----------------      ----------------

     Net cash used by operating activities                              (243,258)             (144,530)
                                                                 ----------------      ----------------
  Cash flows from investing activities:

         Disbursements for notes receivable                                    -               (45,000)
         Acquisition costs                                                     -               (65,500)
         Purchase of fixed assets                                         (1,200)               (3,005)
                                                                 ----------------      ----------------
     Net cash used by investing activities                                (1,200)             (113,505)
                                                                 ----------------      ----------------
  Cash flows from financing activities:

         Proceeds from debt                                               79,066                     -
         Repayment of debt                                                (5,191)                    -
         Repayment of capital lease                                       (8,789)                    -
         Purchase of treasury stock                                            -               (80,000)
                                                                 ----------------      ----------------

     Net cash provided (used) by financing activities                     65,086               (80,000)
                                                                 ----------------      ----------------
Net decrease in cash and cash equivalents                               (179,372)             (338,035)

Cash and cash equivalents at beginning of period                         269,003               422,808
                                                                 ----------------      ----------------
Cash and cash equivalents at end of period                              $ 89,631              $ 84,773
                                                                 ================      ================
Supplemental disclosure of cash flow information:

         Interest paid                                                   $ 3,690                   $ -
         Income taxes payable                                                $ -                   $ -

                      See the Accompanying Notes to These
                       Consolidated Financial Statements

                                 LIQUIDICS, INC.
                      (FORMERLY FUTURE PROJECTS IV, CORP.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. These statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six month period ended September 30, 2001 are not necessarily indicative of the results that may be expected for the year ended March 31, 2002. The unaudited consolidated financial statements should be read in conjunction with the audited financial statements and footnotes thereto for the year ended March 31, 2001 included in this report on Form 8-K/A.

Acquisitions

Effective February 12, 2001, Liquidics, Inc. (Nevada) (the "Company") purchased ninety-six percent (96%) of the outstanding stock of Advanced Fluid Systems Limited ("AFS Ltd."), a London, England based company. The Company received $485,266 in net assets and recorded $1,724,339 in goodwill for the issuance of 3,452,510 shares of common stock. The accompanying financial statements of Liquidics, Inc. include the accounts of AFS Ltd. for the six month period ended September 30, 2001. As the purchase date was effective February 12, 2001, the financial statements for the six month period ended September 30, 2000 do not include any of the accounts or transactions of AFS Ltd.

During August 2001 the Company formed Advanced Fluid Systems, Inc. ("AFS Inc."), a wholly owned subsidiary, and subsequently transferred all of the Company's assets into this entity in October 2001.

During September 2001 the Company entered into a Stock Purchase Agreement and Share Exchange with Learner's World, Inc., a Florida Corporation ("LWI") which became effective in October 2001. The agreement provides for the sale of AFS Inc. for 27,000,000 common shares of LWI and the payment, by the Company of $400,000.

SEMPLE & COOPER, LLP
CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS

12700 NORTH CENTRAL AVENUE. NINTH FLOOR                      BDO
PHOENIX. ARIZONA 85004.                                      SEIDMAN
TEL 602-241-1500                                             --------
FAX 602-234-1867                                             ALLIANCE





                         INDEPENDENT ACCOUNTANTS'REPORT

To the Stockholders and Board of Directors of Liquidics, Inc. (formerly, Future Projects IV, Corp.)

We have audited the accompanying consolidated balance sheets of Liquidics, Inc. (fonT1er1y Future Projects IV, Corp.) as of March 31, 2001 and 2000, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Liquidics, Inc. (formerly, Future Projects IV, Corp.) as of March 31, 2001 and 2000, and the results of its operations, changes in stockholders' equity, and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

/s/ Semple & Cooper
Certified Public Accountants

Phoenix, Arizona
October 24, 2001

                                LIQUIDICS, INC.
                      (FORMERLY FUTURE PROJECTS IV, CORP.)
                          CONSOLIDATED BALANCE SHEETS
                            March 31, 2001 and 2000

                                     ASSETS

                                                          2001                  2000
                                                     ----------------      ----------------
Current Assets:
     Cash and cash equivalents  (Note 1)                   $ 269,003             $ 422,808
     Accounts receivable, net  (Note 1)                      852,468                     -
     Notes receivable  (Note 2)                                    -               250,000
     Inventory  (Note 1)                                     506,677                     -
                                                     ----------------      ----------------

              Total Current Assets                         1,628,148               672,808
                                                     ----------------      ----------------

Property and equipment (Notes 1 and 4)                       138,581                   686
                                                     ----------------      ----------------

Other Assets:
     Deposits                                                  7,500                57,500
     Prepaid expenses                                         26,811                     -
     License agreement  (Note 3)                             500,000               500,000
     Goodwill  (Note 1)                                    1,965,794                     -
                                                     ----------------      ----------------

                                                           2,500,105               557,500
                                                     ----------------      ----------------

              Total Assets                               $ 4,266,834           $ 1,230,994
                                                     ================      ================


                     The Accompanying Notes are an Integral
                        Part of the Financial Statements

                                LIQUIDICS, INC.
                      (FORMERLY FUTURE PROJECTS IV, CORP.)
                    CONSOLIDATED BALANCE SHEETS (Continued)
                            March 31, 2001 and 2000

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                             2001                  2000
                                                                        ----------------      ----------------
Current Liabilities:
     Accounts payable                                                         $ 903,001               $ 8,996
     Notes payable - current  (Note 6)                                           15,000                     -
     Obligation under capital lease - current  (Note 8)                          11,850                     -
     Accrued liabilities                                                        242,491                 5,935
                                                                        ----------------      ----------------
              Total Liabilities                                               1,172,342                14,931
                                                                        ----------------      ----------------

Minority interest:  (Note 1)                                                     20,219                     -
                                                                        ----------------      ----------------

Commitments:  (Note 9)                                                                -                     -

Stockholders' Equity:  (Note10)
     Class A Preferred Stock - $.001 par value;  15,000,000
        shares authorized, 50,500 and 1,200,000 shares issued;
        none and 1,200,000 shares outstanding, respectively                          51                 1,200
     Common Stock - $.001 par value;  60,000,000 shares
        authorized, 10,331,510 and 5,392,500 shares issued;                      10,332                 5,393
        9,539,010 and 2,692,500 shares outstanding, respectively
     Additional paid in capital                                               3,608,639             1,220,348
     Accumulated deficit                                                       (494,249)              (10,878)
                                                                        ----------------      ----------------
                                                                              3,124,773             1,216,063
     Less: treasury stock at cost, 792,500 and 2,700,000
       common shares and 50,500 and none preferred shares,
       respectively                                                             (50,500)                    -
                                                                        ----------------      ----------------
              Total Stockholders' Equity                                      3,074,273             1,216,063
                                                                        ----------------      ----------------
              Total Liabilities and Stockholders' Equity                    $ 4,266,834           $ 1,230,994
                                                                        ================      ================

                     The Accompanying Notes are an Integral
                        Part of the Financial Statements

                                LIQUIDICS, INC.
                      (FORMERLY FUTURE PROJECTS IV, CORP.)
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  For the Years Ended March 31, 2001 and 2000

                                                         2001                  2000
                                                    ---------------       ---------------
Sales                                                    $ 586,649                   $ -

Cost of Sales                                              364,097                     -
                                                    ---------------       ---------------

Gross Profit                                               222,552                     -

General & Administrative Expenses                          705,902                 8,878
                                                    ---------------       ---------------

Loss from Operations                                      (483,350)               (8,878)

Other Income (Expenses)
   Interest Expense                                           (858)                    -
   Interest Income                                             837                     -
                                                    ---------------       ---------------

Net Loss                                                $ (483,371)             $ (8,878)
                                                    ===============       ===============

Basic loss per common share (Note 1)                       $ (0.14)              $ (0.00)
                                                    ===============       ===============

Weighted-average number of shares outstanding            3,481,119             5,263,014
                                                    ===============       ===============

                     The Accompanying Notes are an Integral
                        Part of the Financial Statements

                                LIQUIDICS, INC.
                      (FORMERLY FUTURE PROJECTS IV, CORP.)
           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                  For the years ended March 31, 2001 and 2000

                                                     Preferred Stock                    Common Stock
                                           --------------------------            ----------------------------
                                                   Shares       Amount            Shares           Amount
                                           ------------------- ---------          --------------- ------------
Balance at March 31, 1999                            --      $        --        5,000,000     $     5,000

Merger with Liquidics, Inc (Nevada)
 and Liquidics, Inc. (Delaware) and
 recapitalization of equity (Note 1)            800,000              800          392,500             393
Sale of Series A preferred stock                400,000              400               --              --
Net Loss                                             --               --               --              --
                                             ----------           ------        ---------           -----

Balance at March 31, 2000                     1,200,000            1,200        5,392,500           5,393

Issuance of treasury stock in relation
 to merger with Liquidics, Inc. Nevada
 and Delaware  (Note 11)                             --               --               --              --
Repurchase of preferred stock                        --               --               --              --
Issuance of preferred stock held
 in treasury for debt                                --               --               --              --
Issuance of common stock for debt                    --               --          337,000             337
Issuance of treasury stock for services              --               --               --              --
Acquisition of Advanced Fluid
 Systems Limited                                     --               --        3,452,510           3,453
Conversion of preferred to common            (1,149,500)          (1,149)       1,149,500           1,149
Net Loss                                             --               --               --              --
                                             ----------           ------        ---------           -----

Balance at March 31, 2001                        50,500      $        51       10,331,510     $    10,332
                                             ==========           ======        =========           =====

                                LIQUIDICS, INC.
                      (FORMERLY FUTURE PROJECTS IV, CORP.)
           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                  For the years ended March 31, 2001 and 2000

                                                                                Additional                         Total
                                                  Treasury Stock                Paid-In        Accumulated        Stockholders'
                                               Shares            Amount         Capital          Deficit            Equity
                                               ------            ------         -------          -------            ------
Balance at March 31, 1999                            --      $        --      $    (3,000)     $    (2,000)     $        --

Merger with Liquidics, Inc (Nevada)
 and Liquidics, Inc. (Delaware) and
 recapitalization of equity (Note 1)          2,700,000               --          823,748               --          824,941
Sale of Series A preferred stock                     --               --          399,600               --          400,000
Net Loss                                             --               --               --           (8,878)          (8,878)
                                            -----------      -----------      -----------      -----------      -----------

Balance at March 31, 2000                     2,700,000               --        1,220,348          (10,878)       1,216,063

Issuance of treasury stock in relation
 to merger with Liquidics, Inc. Nevada
 and Delaware  (Note 11)                       (600,000)              --               --               --               --
Repurchase of preferred stock                    80,000          (80,000)              --               --          (80,000)
Issuance of preferred stock held
 in treasury for debt                           (29,500)          29,500               --               --           29,500
Issuance of common stock for debt                    --               --           49,663               --           50,000
Issuance of treasury stock for services      (1,307,500)              --          132,475               --          132,475
Acquisition of Advanced Fluid
 Systems Limited                                     --               --        2,206,153               --        2,209,606
Conversion of preferred to common                    --               --               --               --               --
Net Loss                                             --               --               --         (483,371)        (483,371)
                                            -----------      -----------      -----------      -----------      -----------
Balance at March 31, 2001                       843,000      $   (50,500)     $ 3,608,639      $  (494,249)     $ 3,074,273
                                            ===========      ===========      ===========      ===========      ===========

                     The Accompanying Notes are an Integral
                        Part of the Financial Statements

                                LIQUIDICS, INC.
                      (FORMERLY FUTURE PROJECTS IV, CORP.)
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  For the Years Ended March 31, 2001 and 2000

                                                                      2001                  2000
                                                                 ----------------      ----------------
  Cash flows from operating activities:
     Net Loss                                                         $ (483,371)             $ (8,878)

     Adjustments to reconcile net loss to net
       cash provided (used) by operating activities:
         Depreciation and amortization                                     6,260                     -
         Foreign currency transaction                                     31,788                     -
         Stock issued for services                                       132,475                     -
     Changes in Assets and Liabilities:
         Accounts receivable                                             143,064                     -
         Inventory                                                       (31,153)                    -
         Prepaid expenses                                                (20,892)                    -
         Deposits                                                         50,000                (7,500)
         Accounts payable                                                220,990                 8,996
         Accrued liabilities                                              46,257                 5,935
                                                                 ----------------      ----------------

     Net cash provided (used) by operating activities                     95,418                (1,447)
                                                                 ----------------      ----------------

  Cash flows from investing activities:
         Cash acquired in acquisition                                     27,182                24,941
         Disbursements for notes receivable                              (45,000)                    -
         Acquisition costs                                              (245,547)                    -
         Proceeds from sale of fixed assets                                7,593                     -
         Purchase of fixed assets                                         (6,470)                 (686)
                                                                 ----------------      ----------------

     Net cash provided (used) by investing activities                   (262,242)               24,255
                                                                 ----------------      ----------------

  Cash flows from financing activities:
         Proceeds from sale of preferred stock                                 -               400,000
         Proceeds from debt                                               94,500                     -
         Purchase of treasury stock                                      (80,000)                    -
         Repayment of capital lease                                       (1,481)                    -
                                                                 ----------------      ----------------

     Net cash provided by financing activities                            13,019               400,000
                                                                 ----------------      ----------------

Net increase in cash and cash equivalents                               (153,805)              422,808

Cash and cash equivalents at beginning of year                           422,808                     -
                                                                 ----------------      ----------------

Cash and cash equivalents at end of year                               $ 269,003             $ 422,808
                                                                 ================      ================

                     The Accompanying Notes are an Integral
                        Part of the Financial Statements

                                LIQUIDICS, INC.
                      (FORMERLY FUTURE PROJECTS IV, CORP.)
               CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
                  For the Years Ended March 31, 2001 and 2000

                                                                      2001                  2000
                                                                 ----------------      ----------------
Supplemental disclosure of cash flow information:
         Interest paid                                                     $ 858                   $ -

         Income taxes payable                                                $ -                   $ -

Non-cash investing and financing activities:

         Issuance of common stock for Advanced Fluid
           Systems Limited acquisition                               $ 2,209,606                   $ -

         Issuance of preferred stock for debt                           $ 29,500                   $ -

         Issuance of common stock for debt                              $ 50,000                   $ -

         Issuance of treasury stock for services                       $ 132,475                   $ -

         Issuance of common stock for services                               $ -               $ 2,000

         Issuance of preferred stock for license agreement                   $ -              $ 50,000

         Issuance of preferred stock for notes receivable                    $ -             $ 250,000

                     The Accompanying Notes are an Integral
                        Part of the Financial Statements

                                 LIQUIDICS, INC.
                       (FORMERLY FUTURE PROJECTS IV,CORP.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------
                                     Note 1
Summary of Significant Accounting Policies, Nature of Operations and Use of Estimates
-------------------------------------------------------------------------------

Organization

Future Projects IV, Corp. is a Florida corporation formed on June 3, 1997. Effective March 15, 2000 the Company merged with Liquidics, Inc., a corporation which was duly formed and organized under the laws of the State of Nevada on February 29, 2000, which then subsequently merged with Liquidics, Inc., a Delaware corporation. As a result of the merger Liquidics, Inc. (Nevada) became the surviving corporation, although the stockholders of Future Projects IV, Corp. received the controlling interest. As such, the transaction has been accounted for as a reverse merger, with Future Projects IV, Corp. as the accounting acquirer. The company is in the business of assembling and processing products used in the vacuum and silicon chip manufacturing businesses throughout the world.

Since their respective dates of inception, Future Projects IV, Corp., Liquidics, Inc. (Nevada) and Liquidics, Inc. (Delaware) have been in the development stage. As of February 12, 2001 the Company acquired ninety-six percent (96%) of the outstanding stock of Advanced Fluid Systems Limited (AFS), an operating company, as a result of this, the Company is no longer in the development stage.

Acquisitions

Effective March 15, 2000, the Company entered into a Plan of Merger between Future Projects IV, Corp. and Liquidics, Inc., a Nevada corporation. Per the merger agreement, the 5,000,000 outstanding shares of Future Projects IV, Corp. were to be converted into shares of Liquidics, Inc., on a one for one basis. This was further modified to return 2,700,000 shares of common stock to treasury stock. The transaction was accounted for as a reverse merger with Future Projects IV, Corp. as the accounting acquirer. The accompanying financial statements of Liquidics, Inc. (Nevada) include the accounts of Future Projects IV, Corp. since the date of inception, June 3, 1997 through March 31, 2000 and the accounts of Liquidics, Inc. (Nevada) from the date of merger, March 15, 2000 through March 31, 2000.

Immediately following the above merger, on March 15, 2000, the Company entered into a Plan of Merger with Liquidics, Inc., a Delaware Corporation. Per the merger agreement, the shareholders of Liquidics, Inc. (Delaware) received 392,500 shares of common stock of Liquidics, Inc. (Nevada) for all of their outstanding common stock. In addition, 800,000 shares of Class A preferred stock were issued to replace 800,000 shares of Liquidics, Inc. (Delaware) preferred stock. Subsequent to March 31, 2000, the Company issued an additional 600,000 treasury shares in relation to this merger (Note 11). The accompanying financial statements of Liquidics, Inc. (Nevada) include the accounts of Liquidics, Inc. (Delaware) from the date of acquisition, March 15, 2000 through March 31, 2000.

Effective February 12, 2001, Liquidics, Inc. (Nevada) (the "Company") purchased ninety-six percent (96%) of the outstanding stock of Advanced Fluid Systems Limited ("AFS"), a London, England based company. The Company received $485,266 in net assets and recorded $1,724,339 in goodwill for the issuance of 3,452,510 shares of common stock. The accompanying financial statements of Liquidics, Inc. include the accounts of AFS from the date of acquisition, February 12, 2001 through March 31, 2001.

Revenue Recognition

Revenues for sales of products are recognized when the related products are shipped.

                                 LIQUIDICS, INC.
                       (FORMERLY FUTURE PROJECTS IV,CORP.)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
--------------------------------------------------------------------------------
                                     Note 1
 Summary of Significant Accounting Policies, Nature of Operations and Use of Estimates
                                   (Continued)
-------------------------------------------------------------------------------

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, its wholly-owned subsidiaries and the accounts of its ninety-six percent (96%) owned subsidiary from the date of acquisition, February 12, 2001, through March 31, 2001. All significant intercompany transactions and accounts are eliminated in consolidation.

Pervasiveness of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For financial accounting purposes, cash and cash equivalents are considered to be all highly liquid investments purchased with an initial maturity of three (3) months or less.

Accounts Receivable

The Company provides for potentially uncollectible accounts receivable by use of the allowance method. The allowance is provided based upon a review of the individual accounts outstanding, and the Company's prior history of uncollectible accounts receivable. As of March 31, 2001, a provision for uncollectible accounts receivable in the amount of $70,699 has been established.

Inventory

Inventory consists primarily of raw materials and finished goods. Inventory is stated at the lower of cost, using the first-in, first-out (FIFO) method or market. Reserves and writedowns are established against Company-owned inventory for excess, slow moving, and obsolete items where the estimated net realizable value is less than the carrying value.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided for on the straight-line method over the estimated useful lives of the assets. Maintenance and repairs that neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred. Betterments or renewals are capitalized when incurred. For the year ended March 31, 2001 depreciation expense was $2,168.

The estimated useful lives of the assets are as follows:

                  Furniture and fixtures           4 years
                  Machinery and equipment          4 years
                  Office equipment                 3 years
                  Leasehold improvements          10 years

                                 LIQUIDICS, INC.
                       (FORMERLY FUTURE PROJECTS IV,CORP.)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
-------------------------------------------------------------------------------
                                     Note 1
Summary of Significant Accounting Policies, Nature of Operations and Use of Estimates
                                   (Continued)
-------------------------------------------------------------------------------

Property and Equipment (Continued)

The Company is leasing equipment under a capital lease agreement expiring November 2001. The asset and liability under the capital lease agreement are recorded at the lower of the present value of the minimum lease payments or the fair market value of the asset. The asset is depreciated over the lower of its related lease term or its estimated productive life. Depreciation of the asset under the capital lease agreement is included in depreciation expense, as noted above, for the year ended March 31, 2001.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeded the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of the Advanced Fluid Systems Limited's net assets acquired. Goodwill is amortized ratably over five (5) years. For the year ended March 31, 2001 amortization expense was $4,092.

Income Taxes

Deferred income taxes are provided on an asset and liability method, whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, there is uncertainty of the utilization of the operating losses in future periods. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Basic Loss per Common Share

Basic loss per common share is computed based on weighted average shares outstanding and excludes any potential dilution from stock options, warrants and other common stock equivalents. Basic loss per share is computed by dividing loss available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted loss per common share reflects potential dilution from the exercise or conversion of securities into common stock or from other contracts to issue common stock. As of March 31, 2001 and 2000 diluted loss per common share is not included, as the effect of including these shares is antidilutive.

                                 LIQUIDICS, INC.
                       (FORMERLY FUTURE PROJECTS IV,CORP.)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
-------------------------------------------------------------------------------
                                     Note 1
Summary of Significant Accounting Policies, Nature of Operations and Use of Estimates
                                   (Continued)
-------------------------------------------------------------------------------

Foreign Currency Translation

Account balances and transactions denominated in foreign currencies and the accounts of the Corporation's foreign operations have been translated into United States funds, as follows: (i) assets and liabilities, if any, at the rates of exchange prevailing at the balance sheet date; (ii) revenue and expenses at average exchange rates for the period in which the transaction occurred; (iii) exchange gains and losses arising from foreign currency transactions are included in the determination of net earnings for the period; and (iv) exchange gains and losses arising from the translation of the Corporation's foreign operations are deferred and included as a separate component of stockholders' equity. The translation gain for the year ended March 31, 2001 was immaterial.

Stock-Based Compensation

The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25) and the related interpretations in accounting for its employee stock options. Under APB 25, because the exercise price of employee stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recorded. The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS No. 123).

Fair Value of Financial Instruments

Accounts receivable, notes receivable, accounts payable, notes payable, lease obligation and accrued liabilities are substantially current or bear reasonable interest rates. As a result, the carrying values of these financial instruments approximate fair value.

New Accounting Pronouncements

In June 2001 the Financial Accounting Standards Board adopted Opinion No. 141, Business Combinations, and Opinion No. 142, Goodwill and Other Intangibles. The pronouncements provide for the cessation of the pooling method of accounting for business combinations as well as providing that goodwill and other intangible assets that have indefinite useful lives will not be amortized but rather will be tested at least annually for impairment. The Company does not expect the adoption of the standards to have a material effect on the financial statements. The effective dates for Financial Accounting Standards Nos. 141 and 142 are July 1, 2001 and for fiscal years beginning after December 15, 2001, respectively.

In September 2001 the Financial Accounting Standards Board adopted Opinion No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The pronouncement provides a single, comprehensive accounting model for impairment and disposal of long-lived assets and discounted operations. The Company does not expect the adoption of the standards to have a material effect on the financial statements. The standard is effective for fiscal years beginning after December 15, 2001.

                                 LIQUIDICS, INC.
                       (FORMERLY FUTURE PROJECTS IV,CORP.)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
-------------------------------------------------------------------------------
                                     Note 2
                                Notes Receivable
-------------------------------------------------------------------------------

For the year ended March 31, 2000, the notes receivable, in the aggregate of $250,000 are due from AFS. Liquidics, Inc. accepted the assignment of the notes receivable from a related entity in exchange for 250,000 shares of Class A preferred stock, convertible to common stock at the option of the holder after one year. The notes give Liquidics, Inc. a first lien position on all the assets of AFS except for the accounts receivable, which are pledged to a factoring company. Subsequent to the acquisition of AFS on February 12, 2001, all notes receivables due from AFS were eliminated in consolidation.
-------------------------------------------------------------------------------
                                     Note 3
                                License Agreement
-------------------------------------------------------------------------------

Liquidics, Inc. (Delaware) had previously obtained an agreement whereby the corporation was given the right to process silicon wafers in a new method, that will reduce size, weight, and heat generation. The license will be amortized over the term of the license agreement. The company obtained the licensing agreement through the exchange of 500,000 shares of Class A preferred stock with a related entity. That related entity had secured the licensing agreement from a third party for a fee of $500,000. The agreement commenced February 2000 and shall remain in full force and effect for a period of fifteen (15) years from the date of execution. The agreement also provides for royalty payments to be made to the licensor based on the number of silicon wafers produced. For the years ended March 31, 2001 and 2000 no amortization expense was recorded in relation to the license agreement as the manufacture of the product had not commenced.
-------------------------------------------------------------------------------
                                     Note 4
                             Property and Equipment
-------------------------------------------------------------------------------

Property and equipment as of March 31, 2001 and 2000 consists of the following:

                                               2001             2000
                                               ----             ----
   Furniture and fixtures                 $   17,023         $   686
   Machinery and equipment                   291,787             -
   Office equipment                           47,381             -
   Leasehold improvements                     48,520             -
                                          ----------         -------

                                             404,711             686
   Less accumulated depreciation            (266,130)            -
                                          ----------         -------

                                          $  138,581         $   686
                                          ==========         =======

                                 LIQUIDICS, INC.
                       (FORMERLY FUTURE PROJECTS IV,CORP.)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
-------------------------------------------------------------------------------
                                     Note 5
                          Concentration of Credit Risk
-------------------------------------------------------------------------------

The Company maintains cash balances at a financial institution. Deposits not to exceed $100,000 at the financial institution are insured by the Federal Deposit Insurance Corporation. For the years ended March 31, 2001 and 2000, the Company had uninsured cash of approximately $18,000 and $340,000, respectively.
-------------------------------------------------------------------------------
                                     Note 6
                           Related Party Transactions
-------------------------------------------------------------------------------

Note Payable

At March 31, 2001, the note payable, in the amount of $15,000, consisted of a note to an officer with an interest rate of 10.5% per annum. The note requires monthly interest payments and was due in full February 2001. As of March 31, 2001 the note is in default.
-------------------------------------------------------------------------------
                                     Note 6
                     Related Party Transactions (Continued)
-------------------------------------------------------------------------------

Equity

For the year ended March 31, 2001, related party equity transactions consisted of the following:

The Company repurchased 80,000 shares of Class A preferred stock from Kokopelli Tech, Inc. at $1 per share.

The Company sold 29,500 shares of Class A preferred stock to Kokopelli Tech, Inc. at $1 per share.

For the year ended March 31, 2000, related party equity transactions consisted of the following:

Liquidics, Inc. (Delaware) sold 50,000 shares of Class A preferred stock to a related entity for $50,000.

Liquidics, Inc (Delaware) accepted an assignment of a license agreement by Kokopelli Tech, Inc., a related entity, in exchange for the issuance of 500,000 shares of Class A preferred stock (See Note 3).

Liquidics, Inc. (Delaware) accepted an additional assignment of notes receivable by Kokopelli Tech, Inc., a related party, in exchange for the issuance of 250,000 shares of Class A preferred stock (See Note 2).

                                 LIQUIDICS, INC.
                       (FORMERLY FUTURE PROJECTS IV,CORP.)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
-------------------------------------------------------------------------------
                                     Note 7
                                  Income Taxes
-------------------------------------------------------------------------------

As of March 31, 2001 and 2000, deferred tax assets consist of the following:

                                               2001                2000
                                               ----                ----
Net operating loss carryforwards          $    168,000       $        1,500
Less: valuation allowance                     (168,000)              (1,500)
                                          ------------       --------------

Net deferred tax asset                    $         --       $           --
                                          ============       ==============

As of March 31, 2001 and 2000, the Company established a valuation allowance equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of operating losses in the future.

At March 31, 2001, the Company had federal net operating loss carryforwards in the approximate amount of $494,000 available to offset future taxable income through 2021.
-------------------------------------------------------------------------------
                                     Note 8
                         Obligation Under Capital Lease
-------------------------------------------------------------------------------

The Company is the lessee of equipment, with an original cost of approximately $109,000, under a capital lease agreement expiring November 2001.

     As of March 31, 2001, future minimum lease payments due on obligation under capital lease agreement are as follows:

                 Year Ending
                 March 31,                                  Amount
                 ---------                                  ------
                   2002                                   $       15,639
                   ----                                   --------------
Total minimum lease payments                                      15,639
Less: amount representing interest                                (3,789)
                                                          --------------
Present value of net minimum lease payments                       11,850
Less: current maturities of obligations
 under capital leases                                            (11,850)
                                                          --------------
Long-term maturities of obligations under
 capital leases                                           $           --
                                                          ==============

The interest rate on the obligation under capital lease is approximately fourteen percent (14%) per annum, and is imputed based on the lessor's implicit rate of return at the inception of the lease.

                                 LIQUIDICS, INC.
                       (FORMERLY FUTURE PROJECTS IV,CORP.)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
-------------------------------------------------------------------------------
                                     Note 9
                                   Commitments
-------------------------------------------------------------------------------

Office Lease Commitments:

The Company is obligated under long-term operating leases for office facilities through the year 2011.

As of March 31, 2001, future minimum lease payments due under the non-cancelable operating lease agreements are as follows:

                      Year Ending
                      March 31,                         Amount
                      ---------                         ------
                        2002                            $  154,345
                        2003                               154,345
                        2004                               154,345
                        2005                               154,345
                        2006                                99,540
                      Subsequent                           497,700
                                                           --------

                        Total                           $1,214,620
                                                        ==========

Rent expense under the aforementioned operating leases was approximately $49,576 for the year ended March 31, 2001.

                                 LIQUIDICS, INC.
                       (FORMERLY FUTURE PROJECTS IV,CORP.)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
-------------------------------------------------------------------------------
                                     Note 10
                                     Equity
-------------------------------------------------------------------------------

Preferred Stock

As of March 31, 2000, the Company had issued 1,200,000 shares of Class A preferred stock convertible through February 2001 to one share of common stock for each preferred share. Of these shares, 1,149,500 were converted to common stock during the year ended March 31, 2001.

Stock Grants

During April 2000, the Company issued 600,000 treasury shares in relation to the merger with Liquidics, Inc. Nevada and Delaware due to renegotiated terms. (Note
1)

During August 2000, the Company issued 7,500 treasury shares to a board member for services valued at $2,475.

During the year ended March 31, 2001, the Company issued 1,300,000 treasury shares to officers and a director for services rendered, they were contingent upon the consummation of the transaction with Advanced Fluid Systems Limited.

At March 31, 2001, the Company had reserved 792,500 common stock shares held as treasury shares of treasury stock for future employees in a stock award program, which will be established at a later date.

                                 LIQUIDICS, INC.
                       (FORMERLY FUTURE PROJECTS IV,CORP.)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
-------------------------------------------------------------------------------
                                     Note 10
                               Equity (Continued)
-------------------------------------------------------------------------------

Stock Offering

During the year ended March 31, 2001, the Company commenced a private placement under Regulation D as promulgated by the Securities and Exchange Commission. The offering provided for the issuance of an 8% Convertible Promissory Note, convertible into 2,000,000 shares of common stock. In addition the Company issued an option to purchase 50,000 shares of common stock at a purchase price per share equal to 125% of the closing bid price for the common stock on the trading day prior to the closing.

The Company received $50,000 during January 2001 in relation to the aforementioned offering and then cancelled the offering, which was subsequently converted to 337,000 shares of common stock. Upon cancellation of the offering, the 50,000 options were also cancelled.
-------------------------------------------------------------------------------
                                     Note 11
                                Subsequent Events
-------------------------------------------------------------------------------

During August 2001, the Company formed Advanced Fluid Systems, Inc., a wholly owned subsidiary and subsequently transferred all of the Company's assets into this entity in October 2001.

During September 2001 the Company entered into a Stock Purchase Agreement and Share Exchange with Learner's World, Inc., a Florida Corporation (LWI) which became effective in October 2001. The agreement provides for the sale of Advanced Fluid Systems, Inc. (96% owned by the Company) for 27,000,000 common shares of LWI and the payment, by the Company of $400,000.
-------------------------------------------------------------------------------
Note 12 Unaudited Pro forma Consolidated Financial Statements
-------------------------------------------------------------------------------

The following unaudited pro forma consolidated financial statements give effect to the acquisition of AFS pursuant to the merger agreements. They are based on the estimates and assumptions set forth herein and in the notes to such statements. This pro forma information has been prepared utilizing the historical financial statements. The pro forma financial data does not purport to be indicative of the results which actually would have been obtained had the purchase been effected on the date indicated or of the results which may be obtained in the future.

The pro forma statements of operations for the year ended March 31, 2001 are based on the purchase method of accounting and assume the acquisitions took place on April 1, 2000.

                                 LIQUIDICS, INC.
                       (FORMERLY FUTURE PROJECTS IV,CORP.)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
-------------------------------------------------------------------------------
                                     Note 12
   Unaudited Pro forma Consolidated Financial Statements (Continued)
-------------------------------------------------------------------------------
            Pro Forma Consolidated Statement of Operations
                       For the Year Ended March 31, 2001

                                                               Advanced Fluid
                                      Consolidated             Systems Limited                        Pro Forma
                                      Company               (April 1, 2000 through     Pro Forma      Consolidated
                                     (Historical)            February 12, 2001)        Adjustments    Amounts
                                     ------------            ------------------        -----------    -------
Sales                                $      586,649            $    3,754,283          $            $   4,340,932

Cost of Sales                               364,097                 1,841,378                           2,205,475
                                     --------------            --------------                       ---------------

Gross Profit                                222,552                 1,912,905                           2,135,457

General & Administrative
 Expenses                                   705,902                 1,281,939 (1)      344,868          2,332,709
                                     --------------            --------------                       ---------------

Loss from Operations                       (483,350)                  630,966                            (197,252)

Other Income (Expenses)
 Interest Expense                              (858)                     -                                   (858)
 Interest Income                                837                      -                                    837
                                     --------------            --------------                       ---------------

Net Income (Loss) before
 Minority Interest and
 Provision for Income Taxes                (483,371)                  630,966                            (197,273)

Minority Interest                              -                         -    (2)      (25,239)           (25,239)

Provision for income taxes                     -                     (123,000)(3)        4,920           (118,080)
                                     --------------            --------------                       ---------------

Net Income (Loss)                     $    (483,371)            $     507,966                        $   (340,592)
                                     ==============            ==============                        =============

(1)  To record amortization of goodwill for the year ended March 31, 2001.
(2) To record minority interest portion of income from April 1, 2000 through the date of acquisition.
(3) To record minority interest portion of income taxes on income from April 1, 2000 through date of acquisition.

                                 LIQUIDICS, INC.
                       (FORMERLY FUTURE PROJECTS IV,CORP.)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
-------------------------------------------------------------------------------
                                     Note 12
   Unaudited Pro forma Consolidated Financial Statements (Continued)
-------------------------------------------------------------------------------

The following unaudited pro forma consolidated financial statements give effect to the Stock Purchase Agreement and Share Exchange with Learner's World, Inc. They are based on the estimates and assumptions set forth herein and in the notes to such statements. This pro forma information has been prepared utilizing the historical financial statements. The pro forma financial data does not purport to be indicative of the results which actually would have been obtained had the sale been effected on the date indicated or of the results which may be obtained in the future.

The pro forma statement of operations for the year ended March 31, 2001 assumes the disposition took place on April 1, 2000.

                 Pro Forma Consolidated Statement of Operations
                       For the Year Ended March 31, 2001

                                      Consolidated                             Pro Forma
                                      Company                   Pro Forma      Consolidated
                                     (Historical)               Adjustments    Amounts
                                     ------------               -----------    -------
Sales                                $      586,649   (1)       $ (586,649)     $        -

Cost of Sales                               364,097   (1)         (364,097)              -
                                     --------------                          ---------------

Gross Profit                                222,552                                      -

General & Administrative
 Expenses                                   705,902   (1)         (705,902)              -
                                     --------------                          ---------------

Loss from Operations                       (483,350)                              (197,252)

Other Income (Expenses)
 Interest Expense                              (858)  (1)             858                -
 Interest Income                                837   (1)            (837)               -
                                     --------------                          ---------------

Net Loss                             $     (483,371)                            $        -
                                     ==============                             =========

(1) To eliminate Liquidics, Inc. consolidated activity for the year ended March 31, 2001.

                                 LIQUIDICS, INC.
                       (FORMERLY FUTURE PROJECTS IV,CORP.)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
-------------------------------------------------------------------------------
                                     Note 12

   Unaudited Pro forma Consolidated Financial Statements (Continued)
-------------------------------------------------------------------------------
The pro forma balance sheet as of March 31, 2001 assumes the disposition took place on March 31, 2001.

                       Pro Forma Consolidated Balance Sheet
                                 March 31, 2001

                                      Consolidated                                     Pro Forma
                                      Company                   Pro Forma              Consolidated
                                     (Historical)               Adjustments            Amounts
                                     ------------               -----------            -------
Current Assets:
  Cash and cash equivalents             269,003 (1)             (269,003)                       -
  Accounts receivable, net              852,468 (1)             (852,468)                       -
  Notes receivable                         -    (1)                 -                           -
  Inventory                             506,677 (1)             (506,677)                       -
  Avaliable for sale securities            -    (1)            3,474,273                3,474,273
                                ---------------                                       -----------

  Total Current Assets                1,628,148                                         3,474,273

Property and equipment                  138,581 (1)             (138,581)                       -
Other assets                          2,500,105 (1)           (2,500,105)                       -
                                ---------------                                       -----------

  Total Assets                  $     4,266,834                                       $ 3,474,273
                                ===============                                       ===========

Current Liabilities:
  Accounts payable                      903,001 (1)             (903,001)                       -
  Notes payable                          15,000 (1)              385,000                  400,000
  Obligation under capital lease         11,850 (1)              (11,850)                       -
  Accrued liabilities                   242,491 (1)             (242,491)                       -
                                ---------------                                       -----------

  Total Liabilities                   1,172,342                                           400,000
                                ---------------                                       -----------

Minority Interest                        20,219 (1)              (20,219)                       -
                                ---------------                                       -----------

Stockholders' equity                  3,074,273                                         3,474,273
                                ---------------                                       -----------

  Total liabilities and
  stockholders equity            $    4,266,834                                       $ 3,474,273
                                 ==============                                       ===========

(1) Transfer of net assets to AFS, Inc. and sale of AFS, Inc. to Learners World, Inc.

(b) Pro Forma financial information

                                 LIQUIDIX, INC.
                        (FORMERLY LEARNER'S WORLD, INC.)
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
               For the Nine Month Period Ended September 30, 2001

The following unaudited pro forma condensed consolidated financial statements give effect to the Stock Purchase Agreement and Share Exchange between Advanced Fluid Systems, Inc., a wholly-owned subsidiary of Liquidics, Inc., and Liquidix, Inc. (formerly Learner's World). This unaudited pro forma information has been prepared utilizing the historical financial statements. The unaudited pro forma financial data does not purport to be indicative of the results which actually would have been obtained had the purchase been effected on the date indicative of the results which may be obtained in the future. These unaudited pro forma condensed consolidated financial statements are based on the estimates and assumptions set forth below:

     -    Payment of $400,000 to Liquidix, Inc. by Liquidics, Inc.

     - Issuance of 27,000,000 shares of common stock of Liquidix, Inc. to Liquidics, Inc.

The unaudited pro forma condensed consolidated statements of operations for the period ended September 30, 2001 are based on the purchase method of accounting and assumes the acquisition took place on January 1, 2001.

                                         Consolidated            Advanced                                    Pro Forma
                                            Company                Fluid              Pro Forma             Consolidated
                                         (Historical)          Systems, Inc.         Adjustments              Amounts
                                      --------------------   ------------------   ------------------  -------------------------
Sales                                           $ 261,926          $ 1,296,299                                     $ 1,558,225

Costs of Sales                                    143,197              754,754                                         897,951
                                      --------------------   ------------------                       -------------------------

Gross Profit                                      118,729              541,545                                         660,274

General & Administrative

   Expenses                                       285,201              764,090                                       1,049,291
                                      --------------------   ------------------                       -------------------------

Loss from Operations                             (166,472)            (222,545)                                       (389,017)
                                      --------------------   ------------------                       -------------------------

Other Income (Expenses)
   Interest Expense                                     -               (3,690)                                         (3,690)
   Interest Income                                      -                1,020                                           1,020
                                      --------------------   ------------------                       -------------------------

Total Other Income (Expense)                            -               (2,670)                                         (2,670)
                                      --------------------   ------------------                       -------------------------

Minority Interest                                       -                2,186                                           2,186
                                      --------------------   ------------------                       -------------------------

Net Loss                                       $ (166,472)          $ (223,029)                                     $ (389,501)
                                      ====================   ==================                       =========================

                                 LIQUIDIX, INC.
                        (FORMERLY LEARNER'S WORLD, INC.)
            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                               September 30, 2001

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2001 assumes the acquisition took place on September 30, 2001.

                                                 Consolidated         Advanced                            Pro Forma
                                                    Company            Fluid             Pro Forma       Consolidated
                                                 (Historical)      Systems, Inc.        Adjustments        Amounts
                                                ----------------  -----------------    --------------  -----------------
Current Assets:
     Cash and cash equivalents                          $ 1,323           $ 89,631  (1)    $ 400,000          $ 490,954
     Accounts receivable, net                             6,861            804,877                              811,738
     Inventory                                                -            456,975                              456,975
                                                ----------------  -----------------                    -----------------
     Total Current Assets                                 8,184          1,351,483                            1,759,667
                                                ----------------  -----------------                    -----------------
Property and equipment, net                             827,014            110,263                              937,277
                                                ----------------  -----------------                    -----------------
Other Assets:
     School licensing                                       583                  -                                  583
     Prepaid expenses and deposits                       52,214             34,331                               86,545
     Intangibles                                              -          2,268,806                            2,268,806
                                                ----------------  -----------------                    -----------------
                                                         52,797          2,303,137                            2,355,934
                                                ----------------  -----------------                    -----------------
       Total Assets                                     887,995          3,764,883                            5,052,878
                                                ================  =================                    =================
Current Liabilities:
     Accounts payable and notes payable                  47,591            528,848                              576,439
     Taxes payable                                       64,283                  -                               64,283
     Debt and capital leases                              1,191              3,060                                4,251
     Accrued liabilities                                      -            338,456                              338,456
                                                ----------------  -----------------                    -----------------
       Total Current Liabilities                        113,065            870,364                              983,429
                                                ----------------  -----------------                    -----------------
Long-term Liabilities - due to stockholders           1,352,742                  -                            1,352,742
                                                ----------------  -----------------                    -----------------
       Total Liabilities                              1,465,807            870,364                            2,336,171
                                                ----------------  -----------------                    -----------------
Minority Interest:                                            -             18,033                               18,033
                                                ----------------  -----------------                    -----------------
Stockholder's Equity (Deficit):
     Preferred stock                                          -                 51  (1)          (51)                 -
     Common stock                                            14             10,332  (1)       16,668             27,014
     Paid in Capital                                  1,171,037          3,608,639  (1)     (359,153)         4,420,523
     Accumulated deficit                             (1,748,863)          (717,278) (1)      717,278         (1,748,863)
     Foreign currency translation adjustment                  -             25,242  (1)      (25,242)                 -
Less: Treasury Stock                                          -            (50,500) (1)       50,500                  -
                                                ----------------  -----------------                    -----------------
       Total Stockholder's Equity (Deficit)            (577,812)         2,876,486                            2,698,674
                                                ----------------  -----------------                    -----------------
       Total Liabilities and Stockholder's
          Equity (Deficit)                            $ 887,995        $ 3,764,883                          $ 5,052,878
                                                ================  =================                    =================

  (1)  To record purchase of Advanced Fluid Systems, Inc.

(c) Exhibits

Number            Exhibit

2.1 Stock Purchase Agreement and Share Exchange dated as of September 26, 2001 by and among Learners World, Inc. and Liquidics, Inc. *

* Filed with the original 8-K on October 10, 2001.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     LIQUIDIX, INC.

                                                     By: /s/ Jenelle Ray
                                                     --------------------------
                                                            Jenelle Ray
                                                            Secretary

December 10, 2001